Exhibit 10.1

                                                                Execution Copy

                           SECOND AMENDED AND RESTATED
                          WAREHOUSING CREDIT AGREEMENT


         This SECOND AMENDED AND RESTATED WAREHOUSING CREDIT AGREEMENT dated as of September 9, 2002 by and among HOMEAMERICAN MORTGAGE CORPORATION (the "Company"), a Colorado corporation, the financial institutions which are signatories hereto (each individually a "Bank" and collectively the "Banks") and U.S. BANK NATIONAL ASSOCIATION, (formerly known as First Bank National Association), a national banking association, one of the Banks, as administrative agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, the Company and the Banks have heretofore entered into an Amended and Restated Warehousing Credit Agreement dated as of December 3, 1999, as amended by a First Amendment dated as of September 26, 2000, a Second Amendment dated as of October 30, 2000, a Third Amendment dated as of December 21, 2000, a Fourth Amendment dated as of April 17, 2001, a Fifth Amendment dated as of October 9, 2001 and a Sixth Amendment dated as of August 1, 2002 (as so amended, the "Existing Credit Agreement"), pursuant to which the Banks have made certain credit facilities available to the Company, said credit facilities being further evidenced by separate promissory notes of the Company in favor of the Banks (collectively, the "Existing Notes"); and

         WHEREAS, the Company wishes to amend certain provisions of the Existing Credit Agreement; and

         WHEREAS, the Company and the Banks now desire to amend and restate the Existing Credit Agreement in its entirety and to amend and restate the Existing Notes in their entireties;

         NOW THEREFORE, the Company and the Banks hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

         Section 1         DEFINITIONS AND ACCOUNTING TERMS.
                           --------------------------------

         1.01     Certain Defined Terms.  As used herein, the following terms
                  ---------------------
         shall have the following respective meanings (such meanings to be equally applicable to both the singular and plural form of the terms defined):

                  "Adjusted Consolidated Tangible Net Worth":  as of a date of
                   ----------------------------------------
         determination, the sum of (a) Consolidated Tangible Net Worth, plus (b) Servicing Portfolio Value, minus (c) the aggregate principal amount of all Intercompany Loans.

                  "Advance":  a Prime Rate Advance, a Fixed Rate Advance, a
                   -------
         Fixed Eurodollar Rate Advance or a Floating Eurodollar Rate Advance.

                  "Affiliate":  the Parent and each corporation at least 20% of
                   ---------
         the shares of the outstanding capital stock of which is owned directly or indirectly by the Parent.

                  "Aggregate Commitment Amount":  as of any determination, the
                   ---------------------------
         total of the Commitment Amounts of the Banks.

                  "Aggregate Outstandings":  as of any determination, the total
                   ----------------------
         of the unpaid principal balances of the Notes then outstanding.

                  "Agreement":  this Warehousing Credit Agreement, as modified,
                   ---------
         amended, supplemented or restated and in effect from time to time.

                  "Applicable Margin":  with respect to:
                   -----------------

                           (a)      Prime Rate Advances -- 0%

                           (b) Fixed Rate Advances -- 0%, subject, however, to
                  the requirements set forth in any Side Letter entered into pursuant to Section 2.08(b).

                           (c)      Fixed Eurodollar Rate Advances -- 1.25%

                           (d)      Floating Eurodollar Rate Advances -- 1.25%

                  "Approved Investor": (a) FNMA, FHLMC, GNMA, (b) any Person
                   -----------------
         listed on Schedule 1.01(a) hereto (until such time as the Agent gives the Company and the Banks notice that such Person is no longer an "Approved Investor") and (c) any other Person designated in writing by the Agent as an "Approved Investor" (until such time as the Agent gives the Company and the Banks written notice that such designation has been revoked); provided, that the Agent or any Bank may at any time, by written notice to the Company, reject any Person designated by the Company as an Approved Investor or designate any Person as no longer acceptable as an Approved Investor. Upon receipt of \such written notice, any Person named in such notice to the Company shall not be considered as an Approved Investor hereunder.

                  "Board":  The Board of Governors of the Federal Reserve System
                   -----
         or any successor thereto.

                  "Borrowing Base":  as of a date of determination, an amount
                   --------------
         equal to one hundred percent (100%) of the Collateral Value of the Collateral.

                  "Borrowing Base/Compliance Certificate":  as such term is
                   -------------------------------------
         defined in Section 4.01(e) hereof.

                  "Business Day":  a day on which the Banks, the Agent and the
                   ------------
         Collateral Agent are open for the transaction of business at the addresses stated after their names on the signature pages of the Pledge and Security Agreement.

                  "Code":  The Internal Revenue Code of 1986, as amended.
                   ----

                  "Collateral":  as such term is defined in the Pledge and
                   ----------
         Security Agreement.

                  "Collateral Account":  account number 190272059634 of the
                   ------------------
         Company with the Agent, which shall be under the Agent's sole dominion and control.

                  "Collateral Agent":  as such term is defined in the Pledge and
                   ----------------
         Security Agreement.

                  "Collateral Value":  with respect to Collateral, as determined
                   ----------------
         in accordance with the formula contained in Exhibit A hereto.

                  "Commitment Amount":  with respect to each Bank, the amount
                   -----------------
         set forth opposite such Bank's name on Schedule 1.01(b) to this Agreement.

                  "Commitment Ending Date":  with respect to any Bank, as
                   ----------------------
         defined in Section 2.14(a).

                  "Commitments":  the obligation of the Banks to make Advances
                   -----------
         to the Company pursuant to Section 2.01(a) hereof.

                  "Confirmation of Borrowing/Paydown":  a confirmation in the
                   ---------------------------------
         form of Exhibit B hereto.

                  "Consolidated Net Earnings":  for any period of determination,
                   -------------------------
         the net earnings of the Company and its Subsidiaries as included in the Company's financial statements referred to in Section 3.04 or Section 4.01, as the case may be.

                  "Consolidated Tangible Net Worth": as of a date of
                   -------------------------------
         determination, the sum of the capital stock, paid-in surplus and earned surplus of the Company and its Subsidiaries (excluding stock of the Company held by the Company or a Subsidiary), less the book value of all assets of the Company and its Subsidiaries (to the extent reflected as an asset in the consolidated balance sheet of the Company and its Subsidiaries at such date) which would be treated as intangibles under GAAP, including, without limitation, such items as good will, trademarks, trade names, service marks, copyrights, patents, licenses, originated mortgage servicing rights, purchased mortgage servicing rights, deferred excess mortgage servicing rights, rights with respect to any of the foregoing, unamortized debt discount and expense and the excess of the purchase price over the net assets of businesses acquired by the Company and its Subsidiaries.

                  "Effective Date":  the date on or after the Signing Date on
                   --------------
         which all of the conditions set forth in Section 5 shall have been met or waived in writing by the Agent and the Banks.

                  "ERISA":  the Employee Retirement Income Security Act of 1974,
                   -----
         as amended, and any regulations promulgated thereunder.

                  "Eurodollar Business Day": a Business Day which is also a day
                   -----------------------
         for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                  "Eurodollar Reserve Percentage": As of any day, that
                   -----------------------------
         percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default":  as such term is defined in Section 6.01
                   ----------------
         hereof.

                  "Existing Credit Agreement": as such term is defined in the
                   -------------------------
         first recital clause hereto.

                  "Existing Note":  as such term is defined in the first recital
                   -------------
         clause hereto.

                  "Federal Funds Effective Rate": for any period of
                   ----------------------------
         determination, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight federal funds transactions, with member banks of the Federal Reserve System only, as reasonably determined by the Agent.

                  "FHA":  the Federal Housing Administration and any successor
                   ---
         thereto.

                  "FHLMC":  Freddie Mac and any successor thereto.
                   -----

                  "Fixed Adjusted Eurodollar Rate": with respect to each
                   ------------------------------
         Interest Period applicable to a Fixed Eurodollar Rate Advance, an interest rate per annum (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Fixed Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

                  "Fixed Eurodollar Rate": With respect to each Interest Period
                   ---------------------
         applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Telerate page 3750 as of 11:00 AM, London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Bank to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Telerate Page 3750" means the display designated as such on the Telerate reporting system operated by Telerate System Incorporated (or such other page as may replace page 3750 for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                  "Fixed Eurodollar Rate Advance":  an Advance with respect to
                   -----------------------------
         which the interest rate is determined by reference to the Fixed Adjusted Eurodollar Rate.

                  "Fixed Rate":  1.25% per annum.
                   ----------

                  "Fixed Rate Advance":  an Advance which bears interest at the
                   ------------------
         Fixed Rate.

                  "Floating Adjusted Eurodollar Rate": on any date of
                   ---------------------------------
         determination with respect to any Floating Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Floating Eurodollar Rate for such date by 1.00 minus the Eurodollar Reserve Percentage.

                  "Floating Eurodollar Rate": on any date of determination with
                   ------------------------
         respect to any Floating Eurodollar Rate Advance, the interest rate per annum (rounded upward, if necessary, to the next one-sixteenth of one percent) at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market for delivery in Immediately Available Funds in the interbank Eurodollar market on such date and in an amount approximately equal to such Floating Eurodollar Rate Advance as determined by the Agent and for a maturity of one month; provided, that in lieu of determining the rate in the foregoing manner, the Agent may substitute the per annum Eurodollar rate (LIBOR) for United States dollars which appears on the Telerate page 3750 as of 11:00 AM, London time (or such other time as of which such rate appears), on the first day of such one month period.

                  "Floating Eurodollar Rate Advance":  an advance with respect
                   --------------------------------
         to which the interest rate is determined by reference to the Floating Adjusted Eurodollar Rate.

                  "FNMA":  Fannie Mae and any successor thereto.
                   ----

                  "GAAP": generally accepted accounting principles set forth in
                   ----
         the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GNMA":  the Government National Mortgage Association and any
                   ----
         successor thereto.

                  "Guarantees": any obligation, contingent or otherwise, of any
                   ----------
         Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly, indirectly, by issuance of a letter of credit or otherwise, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (ii) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness,
         (iii) to maintain working capital, equity capital, or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (iv) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect such owner against loss in respect thereof; provided, that the term "Guarantee" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

                  "Immediately Available Funds":  funds with good value on the
                   ---------------------------
         day and in the city in which payment is received.

                  "Indebtedness": with respect to any Person at any time,
                   ------------
         without duplication, all obligations of such Person which, in accordance with GAAP, consistently applied, should be classified as liabilities on a consolidated balance sheet of such Person prepared in accordance with GAAP, consistently applied, but in any event shall include: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any lien, mortgage, security interest or other encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all capitalized lease obligations of such Person, (h) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (i) all Guarantees by such Person of Indebtedness of others.

                  "Intercompany Loans":  at the time of any determination, the
                   ------------------
         aggregate principal amount of all loans and advances of the Company and the Subsidiaries to, and Guarantees by the Company and the Subsidiaries of the Indebtedness of, an Affiliate (other than the Company and the Subsidiaries).

                  "Interest Period": (a) With respect to each Fixed Rate
                   ---------------
         Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending on the last day of any calendar month thereafter, as the Company may elect; provided, that any Interest Period that would otherwise end after the Commitment Ending Date shall end on the Commitment Ending Date.

                           (b) With respect to each Fixed Eurodollar Rate
                  Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two or three months thereafter, as the Company may elect in the applicable notice of borrowing, continuation or conversion; provided, that:

                                    (1) Any Interest Period that would otherwise
                           end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                                    (2) Any Interest Period that begins on the
                           last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                                    (3) Any Interest Period that would otherwise
                           end after the Commitment Ending Date shall end on the Commitment Ending Date."

                  "Inventory/Pipeline Report": an inventory/pipeline position
                   -------------------------
         report prepared each week showing with respect to each Take-Out
         Commitment: the type, Investor type, expiration date, price, weighted average commitment price, interest rate and/or required yield, the original amount or aggregate thereof and the portions thereof that have been utilized and the portions thereof that remain available, future contracts, hedged positions, repurchase agreements and profit and loss, indicating the number of Mortgage Loans owned by the Company, the aggregate principal balance thereof and the warehouse and pipeline balances (for purposes of this definition, "inventory" means Mortgage Loans and Mortgage-backed Securities owned by the Company which have been fully funded or with respect to which the Company has paid the full purchase price and "pipeline" means the Mortgage Loans (or applications for Mortgage Loans) as to which the Company has made firm price quotes to purchase or fund but which have not been purchased or funded by the Company).

                  "Investment": as applied to any Person, any direct or indirect
                   ---------
         purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business, but excluding all operating bank accounts of such Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Leverage Ratio":  as of a date of determination, the ratio of
                   --------------
         (a) Total Indebtedness to (b) Adjusted Consolidated Tangible Net Worth.

                  "Lien": any security interest, mortgage, pledge, lien, charge,
                   ----
         encumbrance, title retention agreement or analogous instrument, in, of, or on any of the assets or properties, now owned or hereafter acquired, of the Company or any Subsidiary, whether arising by agreement or operation of law.

                  "Loan" or "Loans": Warehousing Loans and Swingline Loans.
                   ----      -----

                  "Loan Date":  the date of the making of any Loan hereunder,
                   ---------
         which shall be a Business Day.

                  "Loan Documents": this Agreement, the Notes, the Security
                   --------------
         Documents, the Side Letters and all other agreements, instruments, certificates and other documents executed and delivered pursuant to or in connection therewith, as the same may be supplemented, amended or otherwise modified from time to time hereafter.

                  "Minimum Consolidated Tangible Net Worth":  as of any date, an
                   ---------------------------------------
         amount equal to $15,000,000.

                  "Mortgage":  a mortgage or deed of trust on the fee interest
                   --------
         in real property which has been improved by a completed single family (i.e., one to four family units) dwelling unit (i.e., a detached house, townhouse or condominium).

                  "Mortgage Loan":  a Mortgage Note and the related Mortgage.
                   -------------

                  "Mortgage Note":  a promissory note which has a term not
                   -------------
         exceeding 30 years which is secured by a Mortgage.

                  "Mortgage-backed Security":  a security (including, without
                   ------------------------
         limitation, a participation certificate) that is an interest in a pool of Mortgage Loans or is secured by such an interest and is guaranteed by GNMA or is issued or guaranteed by FNMA or FHLMC.

                  "Multiemployer Plan":  as such term is defined in
                   ------------------
         Section 4001(a)(3) of ERISA which is maintained for employees of the Company or an ERISA Affiliate of the Company.

                  "Notes":  as such term is defined in Section 2.04.
                   -----

                  "PBGC":  the Pension Benefit Guaranty Corporation and any
                   ----
         successor thereto.

                  "Parent":  M.D.C. Holdings, Inc., a Delaware corporation.
                   ------

                  "Percentage of the Aggregate Commitment Amount":  at any time
                   ---------------------------------------------
         with respect to any Bank, the fraction (expressed as a percentage) obtained by dividing such Bank's Commitment Amount by the Aggregate Commitment Amount.

                  "Percentage of the Aggregate Outstandings": at any time with
                   ----------------------------------------
         respect to any Bank, the fraction (expressed as a percentage) obtained by dividing the unpaid principal balance outstanding on such Bank's Note by the Aggregate Outstandings.

                  "Person": any natural person, corporation, partnership, joint
                   ------
         venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Plan":  each employee benefit plan (whether now in existence
                   ----
         or hereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Company and any Subsidiary.

                  "Pledge and Security Agreement": the Second Amended and
                   -----------------------------
         Restated Pledge and Security Agreement in the form of Exhibit C hereto, as executed and delivered by the Company, the Banks, the Agent and the Collateral Agent and as the same may be modified, amended, supplemented or restated and in effect from time to time.

                  "Prime Rate": at the time of any determination thereof, the
                   ----------
         rate per annum which is most recently publicly announced by the Agent as its "Prime Rate," which may be a rate at, above or below which the Agent lends to other Persons. For purposes of determining any interest rate hereunder or under the Notes that is based on the Prime Rate, such interest rate shall change as and when the Prime Rate changes.

                  "Prime Rate Advance":  an Advance with respect to which the
                   ------------------
         interest rate is determined by reference to the Prime Rate.

                  "Prohibited Transaction":  the respective meanings assigned to
                   ----------------------
         such term in Section 4975 of the Code and Section 406of ERISA.

                  "Regulatory Change": with respect to any Bank, any change
                   -----------------
         after the Signing Date in federal or state laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank under any federal or state laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event": a reportable event as defined in Section
                   ----------------
         4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

                  "Required Banks": at any time of determination, Banks whose
                   --------------
         Percentages of the Aggregate Commitment total at least 70%; provided, that if there is more than one Bank, the "Required Banks" shall not consist of fewer than two Banks.

                  "Security Documents":  the Pledge and Security Agreement, all
                   ------------------
         agreements, instruments, documents and other papers creating, evidencing or representing the Collateral and/or Security Interests therein.

                  "Security Interest":  each security interest, pledge, lien,
                   -----------------
         hypothecation and other encumbrance now and hereafter granted by the Company in favor of the Banks and the Agent in the Collateral.

                  "Servicing Portfolio": as of a date of determination, all
                   -------------------
         Mortgage Loans owned by an investor and secured by a Mortgage serviced by the Company for a fee, excluding (a) any Mortgage Loans held in inventory by the Company and (b) any Mortgage Loans serviced by the Company under a subservicing agreement.

                  "Servicing Portfolio Value":  as of a date of determination,
                   -------------------------
         an amount equal to one percent (1%) of the aggregate unpaid principal balance of all Mortgage Loans included in the Servicing Portfolio.

                  "Side Letter": any written agreement relating to compensating
                   -----------
         balances entered into between the Company and a Bank pursuant to
         Section 2.08(b), and any written agreement relating to agent's fees entered into between the Company and the Agent pursuant to Section 2.10.

                  "Signing Date":  the date on which this Agreement is executed
                   ------------
         and delivered by the parties hereto.

                  "Subsidiary": any corporation or other entity of which
                   ----------
         securities or other ownership interests which have ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company.

                  "Swingline Facility":  the discretionary revolving credit
                   ------------------
         facility provided by USBNA to the Company described in Section 2.01(b).

                  "Swingline Loan":  a loan made by USBNA to the Company
                   --------------
         pursuant to Section 2.01(b).

                  "Temporary Increase Termination Date":  as such term is
                   -----------------------------------
         defined in Section 8.05(c) hereof.

                  "Termination Date":  as to any Bank, the earlier of (i) the
                   ----------------
         Commitment Ending Date applicable to such Bank's Commitment or (ii) the date on which the Commitments terminate or are terminated pursuant to
         Section 6.02 hereof.

                  "Total Indebtedness": all obligations, liabilities and
                   ------------------
         indebtedness of the Company and its Subsidiaries which in accordance with GAAP should be included in determining total liabilities as shown on the liabilities portion of a consolidated balance sheet of the Company.

                  "Total Outstandings": As of the time of any determination
                   ------------------
         thereof, the sum of (a) Aggregate Outstandings at such time, (b) the aggregate principal amount of Indebtedness of any Affiliate guaranteed by the Company and outstanding at such time and (c) the aggregate stated amount of any letters of credit issued by the Company to support the obligations of Affiliates and outstanding at such time.

                  "Transferee":  as such term is defined in Section 8.06 hereof.
                   ----------

                  "Transferred Interest":  as such term is defined in Section
                   --------------------
         8.06 hereof.

                  "Unmatured Event of Default":  any event which with the lapse
                   --------------------------
         of time, or with notice to the Company and the lapse of time, would constitute an Event of Default.

                  "USBNA":  U.S. Bank National Association, a national banking
                   -----
         association, its successors and assigns.

                  "VA":  the Department of Veterans Affairs and any successor
                   --
         thereto.

                  "Warehousing Loan":  a loan or loans made by the Banks to the
                   ----------------
         Company pursuant to Section 2.01(a).

         1.02 Terms. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         1.03 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

         1.04 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

         Section 2         TERMS OF LENDING.
                           ----------------

         2.01     The Warehousing Facility and the Swingline Facility.
                  ---------------------------------------------------

                  (a)      Warehousing Commitments. All "Loans" outstanding
                           -----------------------
         under the Existing Credit Agreement shall constitute Loans outstanding hereunder. Further, upon the terms and subject to the conditions of this Agreement, each Bank agrees, severally but not jointly, to make Loans to the Company on a revolving basis at any time and from time to time from the Effective Date to the Termination Date, during which period the Company may borrow, repay and reborrow in accordance with the provisions hereof at such times and in such amounts as the Company shall request, up to an aggregate principal amount at any time outstanding equal to such Bank's Commitment Amount, subject to the following limitations:

                           (i) the aggregate principal amount of Loans at any time outstanding shall not exceed the sum of the Commitment Amounts of all the Banks; and

                           (ii) the aggregate principal amount of Loans at any time outstanding shall not exceed the Borrowing Base, as determined by the Agent from its records.

         No Bank shall be obligated to make Warehousing Loans if, after giving effect thereto, either of the foregoing limitations would be exceeded. The failure of any one or more of the Banks to make a Warehousing Loan in accordance with its Commitment shall not relieve the other Banks of their several obligations hereunder, but no Bank shall be liable with respect to the obligation of any other Bank hereunder or be obligated in any event to make Warehousing Loans which, together with its pro rata share of outstanding Swingline Loans, would exceed its Commitment Amount.

                  (b)      Discretionary Swingline Facility. Upon the terms
                           --------------------------------
         and subject to the conditions of this Agreement, until the Termination Date, USBNA, in its sole discretion, may lend to the Company loans (each such loan, a "Swingline Loan") at such times and in such amounts as the Company shall request, up to an aggregate principal amount at any time outstanding equal to the amount by which USBNA's Commitment Amount exceeds the principal amount outstanding under USBNA's Note; provided, that USBNA will not make a Swingline Loan if (i) after giving effect thereto, either of the limitations set forth in Section 2.01(a) would be exceeded or (ii) USBNA has received written notice from the Company or any Bank that one or more of the conditions precedent set forth in Section 5 for the making of a Warehousing Loan have not been satisfied.

         Loans may be obtained and maintained, at the election of the Company and subject to the terms and conditions hereinafter set forth, as Prime Rate Advances, Fixed Rate Advances (subject, however, to Section 2.08(b)), Fixed Eurodollar Rate Advances and Floating Eurodollar Rate Advances, or any combination thereof.

         2.02     Manner of Borrowing.
                  -------------------

                  (a)      Warehousing Loans. The Company shall give the Agent
                           -----------------
         telephonic notice of each request for Warehousing Loans not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the requested Loan Date, in the case of Warehousing Loans which are to be made as Fixed Eurodollar Rate Advances, and not later than 12:00 noon (Minneapolis time) on the requested Loan Date, in the case of Warehousing Loans to be made in any other form of Advance.

                   (b)      Swingline Loans.  The Company shall give USBNA
                            ---------------
         telephonic notice of each request for Swingline Loans not later than 3:00 p.m. (Minneapolis time) on the requested Loan Date.

         Each request for Warehousing Loans or Swingline Loans shall specify (a) the Loan Date for such Loans, (b) whether such Loan is to be made as a Prime Rate Advance, a Fixed Rate Advance (subject, however, to Section 2.08(b)), a Fixed Eurodollar Rate Advance and/or a Floating Eurodollar Rate Advance, (c) the amount of each such Advance (which amount shall not be less than $100,000) and (d) in the case of a Fixed Rate Advance or a Fixed Eurodollar Rate Advance, the Interest Period therefor, and shall promptly confirm any such request by delivering to the Agent a duly completed and executed Confirmation of Borrowing/Paydown.

         The Agent shall notify each Bank by not later than 2:00 p.m. (Minneapolis time) on the date it receives such request of each request for Warehousing Loans received from the Company, of the type and amount of Warehousing Loans to be made by such Bank and, in the case of Fixed Rate Advances and Fixed Eurodollar Rate Advances, the applicable Interest Period. Each Bank shall deposit into the Collateral Account in Immediately Available Funds by not later than 3:00 p.m. (Minneapolis time) on the Loan Date the total amount of the Warehousing Loans to be made by such Bank. On the Loan Date of requested Swingline Loans, USBNA may deposit into the Collateral Account in Immediately Available Funds by not later than 4:00 p.m. (Minneapolis time) on the requested Loan Date the amount of the requested Swingline Loans. Unless the Agent shall have received notice from a Bank prior to 3:00 p.m. (Minneapolis time) on any Loan Date that such Bank will not make available to the Agent the Warehousing Loans to be made by such Bank on such date, the Agent may assume that such Bank has made such Warehousing Loan available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Company on such date a corresponding amount on behalf of such Bank. If a Bank shall not have timely given such a notice, and to the extent such Bank shall not have so made available to the Agent the Warehousing Loans to be made by such Bank on such date and the Agent shall have so made available to the Company a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Agent such corresponding amount together with interest thereon, at the Federal Funds Effective Rate, for each day from the date such amount shall have been so made available by the Agent to the Company until the date such amount shall have been repaid to the Agent. If such Bank does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the Company and the Company shall immediately repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided in
         Section 2.08. Each request for Warehousing Loans or Swingline Loans shall be deemed to be a representation by the Company that (i) no Event of Default or Unmatured Event of Default has occurred or will exist upon the making of the requested Warehousing Loans and (ii) the representations and warranties contained in Section 3 hereof and in
         Section 5 of the Pledge and Security Agreement are true and correct with the same force and effect as if made on and as of the date of such request.

         2.03     Refinancing of Swingline Loans.
                  ------------------------------

                  (a)      Permitted Refinancings of Swingline Loans. USBNA, at
                           -----------------------------------------
         any time in its sole and absolute discretion, may, upon notice given to each other Bank by not later than 2:00 p.m. (Minneapolis time) on any Business Day, request that each Bank (including USBNA) make a Warehousing Loan in an amount equal to its pro rata share of a portion of the aggregate unpaid principal amount of any outstanding Swingline Loans for the purpose of refinancing such Swingline Loans. Such Warehousing Loans shall be made as Floating Eurodollar Rate Advances, unless the Company specifies otherwise.

                  (b)      Mandatory Refinancings of Swingline Loans. Not later
                           -----------------------------------------
         than 2:00 p.m. (Minneapolis time) at least on a weekly basis, USBNA will notify each other Bank of the aggregate amount of Swingline Loans which are then outstanding and the amount of Warehousing Loans required to be made by each Bank (including USBNA) to refinance such outstanding Swingline Loans (which shall be in the amount of each Bank's pro rata share of such outstanding Swingline Loans). Such Warehousing Loans shall be made as Floating Eurodollar Rate Advances, unless the Company specifies otherwise.

                  (c)      Banks' Obligation to Fund Refinancings of Swingline
                           ---------------------------------------------------
         Loans. Upon the giving of notice by USBNA under Section 2.03(a) or
         -----
         2.03(b), each Bank (including USBNA) shall make a Warehousing Loan in an amount equal to its pro rata share of the aggregate principal amount of Swingline Loans to be refinanced, and provide proceeds of such Warehousing Loans, in Immediately Available Funds, by not later than 2:00 p.m. (Minneapolis time) on the date such notice was received; provided, however, that a Bank shall not be obligated to make any such Warehousing Loan unless (A) USBNA believed in good faith that all conditions to making the subject Swingline Loan were satisfied at the time such Swingline Loan was made, or (B) if the conditions to such Swingline Loan were not satisfied, such Bank had actual knowledge, by receipt of the statements furnished to it pursuant to Section 3.01 or otherwise, that any such condition had not been satisfied and failed to notify USBNA in a writing received by USBNA prior to the time it made such Swingline Loan that USBNA was not authorized to make a Swingline Loan until such condition had been satisfied, or USBNA was obligated to give notice of the occurrence of an Event of Default or an Unmatured Event of Default to the Banks pursuant to Section 6.01 and failed to do so, or (C) any conditions to the making of such Swingline Loan that were not satisfied had been waived in writing by the Required Banks prior to or at the time such Swingline Loan was made. The proceeds of Warehousing Loans made pursuant to the preceding sentence shall be paid to USBNA (and not to the Company) and applied to the payment of principal of the outstanding Swingline Loans, and the Company authorizes the Agent to charge the Collateral Account or any other account (other than escrow or custodial accounts) maintained by the Company with the Agent (up to the amount available therein) in order to immediately pay USBNA the principal amount of such Swingline Loans to the extent Warehousing Loans made by the Banks are not sufficient to repay in full the principal of the outstanding Swingline Loans requested or required to be refinanced. Upon the making of a Warehousing Loan by a Bank pursuant to this Section 2.03(c), the amount so funded shall become due under such Bank's Note and the outstanding principal amount of the Swingline Loans shall be correspondingly reduced. If any portion of any Warehousing Loan made by the Banks pursuant to this Section 2.03(c) should be recovered by or on behalf of the Company from USBNA in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Banks in the manner contemplated by Section 7.11. Each Bank's obligation to make Warehousing Loans referred to in this Section 2.03(c) shall, subject to the proviso to the first sentence of this Section 2.03(c), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against USBNA, the Company or anyone else for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Company; (4) any breach of this

         Agreement by the Company, the Agent or any Bank; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that in no event shall a Bank be obligated to make a Warehousing Loan if, after giving effect thereto, the outstanding principal balance of such Bank's Note would exceed its Commitment Amount.

         2.04    Notes. Warehousing Loans made by each Bank shall be evidenced
                 -----
by the Company's promissory note in the form of Schedule 2.04 (each, together with any promissory note subsequently executed and delivered by the Company to evidence any Bank's Loans, a "Note"), which shall be made payable to the order of such Bank in an amount equal to such Bank's Commitment Amount, shall be dated the Effective Date and shall mature on the Termination Date. USBNA's Note shall also evidence the Swingline Loans made by it hereunder. The aggregate amount of the Warehousing Loans made by a Bank and, in the case of USBNA, Swingline Loans, less all repayments of principal thereof shall be the principal amount owing and unpaid on such Bank's Note. The principal amount of each Loan made by a Bank and all principal payments and prepayments thereof may be noted by such Bank on a schedule attached to its Note and shall be entered by such Bank on its ledgers and computer records. The failure of any Bank to make such notations or entries shall not affect the principal amount owing and unpaid on its Note. The entries made by a Bank on its ledgers and computer records and any notations made by a Bank on any such schedule annexed to its Note shall be presumed to be accurate until the contrary is established.

         2.05     Payment and Prepayment of Warehousing Loans and Swingline
                  ---------------------------------------------------------
Loans.  The Company shall pay the principal of the Warehousing Loans and
-----
Swingline Loans as follows:


                  (a)      Mandatory Payments.  The entire unpaid principal
                           ------------------
         balance of each Bank's Note shall be due and payable on the Termination Date.

                  (b)      Mandatory Prepayments. If, at any time, the aggregate
                           ---------------------
         principal amount of all Loans outstanding exceeds the Borrowing Base, the Company shall immediately either (A) pledge additional Mortgage Loans with a Collateral Value not less than the amount of such excess to the Agent for the benefit of the Banks pursuant to the Pledge and Security Agreement, or (B) make principal prepayments of the Notes in an aggregate amount equal to the amount of such excess, which amount shall be paid to the Agent and distributed (y) first, to USBNA as a prepayment on the outstanding principal balance of any Swingline Loans and (z) after repayment in full of any Swingline Loans, to the Banks ratably on the basis of each Bank's pro rata share. In addition, all Swingline Loans shall also be prepayable on demand therefor by USBNA as provided pursuant to Section 2.03(c).

                  (c)      Optional Prepayments. The Company shall have the
                           --------------------
         right to prepay, without penalty, the outstanding principal balance of the Notes in whole or in part at any time and from time to time, each such principal prepayment to be paid to the Agent and distributed (A) first, to USBNA as a prepayment on the outstanding principal balance of any Swingline Loans and (B) after repayment in full of any Swingline Loans, to the Banks ratably on the basis of each Bank's pro rata share.

                  (d)      Confirmation.  The Company shall promptly send the
                           ------------
         Agent a Confirmation of Borrowing/Paydown confirming any payment or prepayment of principal made on the Notes.

         2.06 Use of Proceeds. Except as otherwise provided in Section
              ---------------
2.03(c)with respect to refinancing Swingline Loans, the proceeds of the Swingline Loans and the Warehousing Loans shall be used to make, originate or acquire Mortgage Loans, to finance Mortgage Loans previously made, originated or acquired or, in the case of Warehousing Loans made on the Effective Date, to repay in full the Existing Warehousing Loans.

         2.07 Conversions and Continuations. On the terms and subject to the
              -----------------------------
limitations hereof, the Company shall have the option at any time and from time to time to convert all or any portion of the Warehousing Loans or Swingline Loans into Prime Rate Advances, Fixed Rate Advances (subject, however, to
Section 2.08(b)), Fixed Eurodollar Rate Advances or Floating Eurodollar Rate Advances , or to continue a Fixed Rate Advance or a Fixed Eurodollar Rate Advance as such; provided, however that a Fixed Rate Advance or a Fixed Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted or continued as a Fixed Eurodollar Rate Advance if an Event of Default or Unmatured Event of Default has occurred and is continuing on the proposed date of continuation or conversion; and provided, further, that no more than three (3) Fixed Eurodollar Rate Advances shall be outstanding under any Bank's Note at any time. Advances may be converted or continued only in amounts of $100,000 or more. The Company shall give the Agent and the Banks written notice of any continuation or conversion of any Advance and such notice must be given so as to be received by the Agent and the Banks not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the date of such continuation or conversion, in the case of continuation of, or conversion to, a Fixed Eurodollar Rate Advance, and not later than 12:00 noon (Minneapolis time) on the date of such continuation or conversion, in the case of continuation of, or conversion to, any other type of Advance. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Fixed Rate Advances or Fixed Eurodollar Rate Advances and (ii) a Business Day, in the case of Fixed Rate Advances, and a Eurodollar Business Day, in the case of Fixed Eurodollar Rate Advances), and (c) in the case of conversions to or continuations as Fixed Rate Advances or Fixed Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by the Company under this Section shall be irrevocable. If the Company shall fail to notify the Agent and the Banks of the continuation of any Fixed Rate Advance or Fixed Eurodollar Rate Advance or of the conversion of a Fixed Rate Advance to a Eurodollar Rate Advance or vice versa within the time required by this Section, such Advance shall, on the last day of the Interest Period applicable thereto, automatically be converted into a Prime Rate Advance of the same principal amount.

         2.08     Interest Rates; Default Interest; Interest Payment Dates.
                  --------------------------------------------------------
Interest shall accrue and be payable as follows:

                  (a) Each Prime Rate Advance shall bear interest on the unpaid principal amount thereof at a floating rate per annum equal to the Prime Rate.

                  (b) Each Fixed Rate Advance shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Fixed Rate; provided, however, that Fixed Rate Advances shall not be made by a Bank unless the Company and such Bank shall have entered into a written agreement ("Side Letter") which provides for the making of Fixed Rate Advances, which Side Letter may contain provisions relating to the maintenance of compensating balances and/or the effect of failure to maintain such compensating balances (including the payment of additional interest or deficiency fees).

                  (c) Each Fixed Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Fixed Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin

                  (d) Each Floating Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof at a floating rate per annum equal to the sum of (i) the Floating Adjusted Eurodollar Rate, plus (ii) the Applicable Margin.

                  (e) Effective upon notice from the Agent, at the direction of the Required Banks, whenever any Event of Default shall have occurred and be continuing (whether or not the maturity of the Notes shall have been accelerated), interest shall accrue on each Advance until such Event of Default shall have been cured to the written satisfaction of the Required Banks or, if such Event of Default consists of the Company's failure to pay the Agent or any Bank any amount owing under any Loan Document, until such amount shall have been paid in full, (i) with respect to any Fixed Rate Advance or Fixed Eurodollar Rate Advance, during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0% per annum, (ii) with respect to any Floating Eurodollar Rate Advance, at a rate per annum equal to the sum of (A) the Floating Adjusted Eurodollar Rate applicable to such Advance, plus (B) the Applicable Margin, plus (C) 2% per annum, and (iii) otherwise, at a rate per annum equal to the sum of the Prime Rate, plus 2.0% per annum.

                  (f) Interest shall be payable in arrears on the fifth Business Day of each month and on the Termination Date; provided that interest under Section 2.08(e) shall be payable on demand.

         2.09 Facility Fees. The Company shall pay each Bank a facility fee for
              -------------
the period beginning on the Signing Date and ending on the Termination Date at a per annum rate of one-fourth of one percent (0.25%) on such Bank's Commitment Amount, payable for each month in arrears on the first Business Day of the following month and on the Termination Date.

         2.10 Agent's Fees. The Company shall pay to the Agent, agent's fees at
              ------------
such times and in such amounts as may be agreed upon from time to time in a written agreement ("Side Letter") between the Company and the Agent.

         2.11     Payments and Computations.
                  -------------------------

                  (a)      Payment of Principal, Fees and Expenses.  All
                           ---------------------------------------
         payments and prepayments by the Company of principal on the Notes and all fees, expenses and other obligations payable to the Banks under this Agreement (other than interest and fees payable on the Notes and additional interest or deficiency fees payable under any Side Letter entered into pursuant to Section 2.08(b), which shall be payable in accordance with Section 2.11(b)) shall be paid in Immediately Available Funds not later than 12:00 noon (Minneapolis time) on the dates called for under this Agreement at the main office of the Agent in Minneapolis, Minnesota. Funds received after such hour shall be deemed to have been received by the Banks on the next Business Day. The Company irrevocably authorizes the Agent to charge the Collateral Account in an amount equal to any such payment or permitted prepayment of principal or any such fees, expenses or other obligations, as the case may be, which are due and payable.

                  (b)      Payment of Interest and Deficiency Fees.  All
                           ---------------------------------------
         payments of interest on the Notes and all additional interest or deficiency fees payable to a Bank under any Side Letter entered into pursuant to Section 2.08(b) shall be billed to the Company by each Bank with respect to its Notes and shall be paid by the Company, (i) prior to the occurrence of an Event of Default, directly to each such Bank, and (ii) upon and during the continuance of an Event of Default, to the Agent, in either case by not later than 1:00 p.m. (Minneapolis time) on the dates called for under this Agreement at the respective offices of the Banks or the Agent, as the case may be, designated on the signature pages of this Agreement. The Company irrevocably authorizes the Agent and each Bank to charge the Collateral Account or any other demand account of the Company maintained with the Agent or such Bank (other than an account of the Company with such Bank which the Company holds in escrow or in trust for the benefit of other Persons) in an amount equal to any such payment of interest, additional interest or deficiency fees, as the case may be, which are due and payable.

                  (c)      Computations.  Fees and interest on the Notes shall
                           ------------
         be computed on the basis of actual days elapsed and a year of 360 days.

         2.12 Setoff. Whenever an Event of Default shall have occurred and be
              ------
continuing, the Company hereby irrevocably authorizes each Bank to set off the Indebtedness of the Company to such Bank under this Agreement (including any Indebtedness owing under any Side Letter), the Notes and the other Loan Documents against all deposits and credits of the Company with, and any and all claims of the Company against, such Bank (excluding deposits of the Company with such Bank which the Company holds in escrow or in trust for the benefit of other Persons), whether or not said Indebtedness of the Company to such Bank, or any part thereof, shall be then due.

         2.13 Collateral. To secure the payment of Aggregate Outstandings and
              ----------
all other liabilities of the Company under any Loan Document, the Company from time to time shall grant to the Agent and the Banks a Security Interest in such of its Mortgage Loans, Mortgage-backed Securities and other assets as the Company shall select. All Collateral shall be subject to, and be governed by, the terms and conditions of the Pledge and Security Agreement.

         If no Event of Default or Unmatured Event of Default has occurred and is continuing, the Agent and the Banks, at the request of the Company, shall release their Security Interest in any item of Collateral; provided, that after giving effect to any such requested release, the Borrowing Base (including that attributable to any Collateral given in substitution of the Collateral requested to be released) shall not be less than the Total Outstandings.

         2.14     Termination of Commitments; Reduction of Commitment Amounts.
                  -----------------------------------------------------------

                  (a)      Termination.  The Company and each Bank shall have
                           -----------
         the right, prior to any termination of the Commitments pursuant to
         Section 6.02, to terminate, with respect to the Company, any Commitment, and with respect to a Bank, its Commitment, by giving the Agent notice in writing, specifying the date on which the applicable Commitment is to terminate (as to such Commitment, the "Commitment Ending Date"), which Commitment Ending Date shall be no less than 120 days after the Agent gives notice as set forth in the following sentence. The Agent shall give telephonic notice (confirmed in writing) to each Bank of the Agent's receipt of a notice of termination of a Commitment or Commitments given by the Company by not later than the Agent's close of business on the third Business Day following the date of receipt of such notice by the Agent and shall give telephonic notice (confirmed in writing) to the Company and each other Bank of the Agent's receipt of a notice of termination by a Bank of its Commitment by not later than the Agent's close of business on the third Business Day following the date of receipt of such notice by the Agent. After receipt from the Agent of a party's termination of a Commitment or Commitments, each other party hereto who has not initially given notice of termination may, in the case of a Bank, terminate its Commitment, and, in the case of the Company, terminate a Commitment or Commitments, by giving the Agent telephonic notice (promptly confirmed in writing) of such termination, specifying the applicable Commitment Ending Date (which may be any date on or after the Commitment Ending Date specified by the party which gave the initial notice of termination pursuant to the preceding sentence), within four Business Days after receipt by such party of notice from the Agent of the Agent's receipt of the initial notice of termination pursuant to the preceding sentence. Notwithstanding the foregoing, any termination of the Commitments pursuant to Section 6.02 hereof shall supersede any notice of termination under this Section 2.14(a).

                  (b) Reduction. The Company shall have the right at any time upon at least seven days prior written notice to the Agent and the Banks to reduce the Commitment Amounts; provided, that the aggregate amount of each such reduction in the Commitment Amounts shall be in a minimum amount of $1,000,000 or an integral multiple in excess thereof for each Bank's Commitment and shall be apportioned among the Bank's Commitments in accordance with their respective Percentage of the Aggregate Commitment Amounts; and provided, further, that no such reduction shall reduce the Aggregate Commitment Amount to less than Aggregate Outstandings.

                  (c)      Effect.  Once the Commitments have been terminated
                           ------
         pursuant to Section 6.02 or the Commitment Amounts have been reduced, they may not be reinstated.

         2.15 Interest Rate Not Ascertainable, Etc. If, on or prior to the date
              ------------------------------------
for determining the Fixed Adjusted Eurodollar Rate in respect of the Interest Period for any requested Fixed Eurodollar Rate Advance, a Bank determines (which determination shall be conclusive and binding, absent manifest error) that:

                  (a) deposits in dollars (in the applicable amount) are not being made available to such Bank in the relevant market for such Interest Period, or

                  (b) the Fixed Adjusted Eurodollar Rate, as the case may be, will not adequately and fairly reflect the cost to such Bank of funding or maintaining Fixed Eurodollar Rate Advances, as the case may be, for such Interest Period, such Bank shall forthwith give notice to the Company and the Agent of such determination, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Fixed Eurodollar Rate Advances, as the case may be, shall be suspended until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Fixed Eurodollar Rate Advance outstanding at the time such suspension is imposed.

         2.16     Increased Cost.  If any Regulatory Change:
                  --------------

                  (a) shall subject a Bank to any tax, duty or other charge with respect to Fixed Eurodollar Rate Advances, the Note payable to such Bank to the extent it evidences Fixed Eurodollar Rate Advances, or its obligation to make Fixed Eurodollar Rate Advances, or shall change the basis of taxation of payment to such Bank of the principal of or interest on Fixed Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Fixed Eurodollar Rate Advances or its obligation to make Fixed Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Bank imposed by the laws of the United States or any jurisdiction in which such Bank's principal office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Fixed Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Fixed Adjusted Eurodollar Rate, as the case may be) against assets of, deposits with or for the account of, or credit extended by, such Bank or shall impose on such Bank or on the United States market for certificates of deposit any other condition affecting Fixed Eurodollar Rate Advances, its Note or its obligation to make Fixed Eurodollar Rate Advances;

         and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any Fixed Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note, then, within 30 days after demand by such Bank, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Such Bank will promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of such Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of such Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

         2.17 Illegality. If any Regulatory Change shall make it unlawful or
              ----------
impossible for a Bank to make, maintain or fund Fixed Eurodollar Rate Advances, such Bank shall notify the Company, whereupon the obligation of such Bank to make Fixed Eurodollar Rate Advances, as the case may be, shall be suspended until such Bank notifies the Company that the circumstances giving rise to such suspension no longer exist. If such Bank determines that it may not lawfully continue to maintain any outstanding Fixed Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Prime Rate Advances as of the date of such Bank's notice, and upon such conversion the Company shall indemnify such Bank in accordance with Section 2.19.

         2.18 Capital Adequacy. In the event that any Regulatory Change reduces
              ----------------
or shall have the effect of reducing the rate of return (by an amount such Bank deems material) on the capital of a Bank or on the capital of such Bank's parent corporation as a consequence of such Bank's Commitment and/or the Loans made by such Bank to a level below that which the Bank or its parent could have achieved but for such Regulatory Change (taking into account the policies of such Bank and its parent corporation with respect to capital adequacy), then the Company shall, within 30 days after written notice and demand from such Bank, pay to such Bank additional amounts sufficient to compensate such Bank or its parent corporation for such reduction; provided, however, that the Company shall not be obligated to pay any such amount or amounts (i) unless such Bank shall have first notified the Company in writing that it intends to seek compensation from the Company pursuant to this sentence, and (ii) which are attributable to periods exceeding 180 days prior to the date of receipt by the Company of such notice. A certificate as to the amount of any such reduction (including calculations in reasonable detail showing how such Bank computed such reduction and a statement that the Bank has not allocated to its Commitment or its outstanding Advances a proportionately greater amount of such reduction than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected similarly by such compliance by such Bank, whether or not such Bank allocates any portion of such reduction to such other commitments or credit extensions) shall be furnished promptly by such Bank to the Company. Any determination by a Bank under this Section and any certificate as to the amount of such reduction given to the Company by such Bank shall be final, conclusive and binding for all purposes, absent manifest error.

         2.19 Funding Losses. Upon the written request of a Bank, the Company
              --------------
shall compensate such Bank for all losses, expenses and liabilities (including any interest paid by such Bank to lenders of funds borrowed by it to make or carry Fixed Eurodollar Rate Advances to the extent not recovered by such Bank in connection with the re-employment of such funds and including loss of anticipated profits) which such Bank may sustain:
(a) if for any reason, other than a default by such Bank, a funding of a Fixed Eurodollar Rate Advance does not occur on the date specified therefor in the Company's request or notice as to such Advance under Section 2.02 or 2.05, or
(b) if, for whatever reason (including acceleration of the maturity of such Bank's Note following an Event of Default), any repayment of a Fixed Eurodollar Rate Advance, or a conversion pursuant to Section 2.07, occurs on any day other than the last day of the Interest Period applicable thereto. The Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent manifest error.

         2.20 Discretion of Banks as to Manner of Funding. Each Bank shall be
              -------------------------------------------
entitled to fund and maintain its funding of Fixed Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including determinations under Section 2.19) shall be made as if the Bank had actually funded and maintained each Fixed Eurodollar Rate Advance during the Interest Period for such Advance through the issuance of its certificates of deposit, or the purchase of deposits, having a maturity corresponding to the last day of the Interest Period.

         Section 3         REPRESENTATIONS AND WARRANTIES.
                           ------------------------------

         To induce the Banks to grant the Commitments, the Company represents and warrants that:

         3.01 Corporate Existence. The Company is a corporation duly organized
              -------------------
and validly existing in good standing under the laws of the State of Colorado, has the requisite power to own its properties and to carry on its business as now being conducted, and is duly qualified and authorized to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary.

         3.02 Corporate Power and Authority. The Company has full power and
              -----------------------------
authority (corporate and other) to enter into this Agreement, to make the borrowings herein contemplated, to execute and deliver the Notes and the other Loan Documents and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all proper and necessary corporate action and will not contravene or conflict with any provision of any law or regulation or of the Articles of Incorporation or bylaws of the Company or any agreement to which the Company is a party or which is binding upon it or its properties; this Agreement is, and the Notes, the Side Letters and the other Loan Documents, when delivered for value, will be the valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject to limitations as to enforceability which might result from bankruptcy, reorganization, arrangement, insolvency or other similar laws affecting creditors' rights generally).

         3.03 Subsidiaries. Schedule 3.03 hereto correctly sets forth as to
              ------------
each Subsidiary its name, the jurisdiction of its incorporation, the name of its immediate parent and the percentage of its capital stock that is directly or indirectly owned by the Company. Each such Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, has the requisite power to own its properties and to carry on its business as now being conducted, and is duly qualified and authorized to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary.

         3.04 Financial Condition. The Company's audited consolidated financial
              -------------------
statements as at December 31, 2001, and its unaudited financial statements as at June 30, 2002, copies of which have been furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended and there has been no material adverse change in said consolidated financial condition except as disclosed in Schedule
3.04 hereto. Neither the Company nor any Subsidiary has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as described in such statements or
Schedule 3.04 hereto.

         3.05 Properties. The Company and each Subsidiary has good and
              ----------
marketable title to all of its properties and assets and, with the exception of properties acquired by foreclosure or by deed in lieu of foreclosure, none of the assets of the Company and its Subsidiaries is subject to any Lien, except for those permitted by Section 4.08 hereof.

         3.06 Litigation. No litigation, tax claim, proceeding, dispute or
              ----------
governmental proceeding is pending or, to its knowledge, threatened against the Company which (a) involves an uninsured claim of over $500,000 against the Company, or (b) may have a material adverse effect on the business or condition (financial or other), affairs or operations of the Company except those referred to in Schedule 3.06 hereto.

         3.07 Regulations U and X. No part of the proceeds of the borrowings
              -------------------
hereunder will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, and the Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. If requested by the Agent or any Bank, the Company will furnish the Agent or such Bank with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. The Company also warrants that no part of the proceeds of the borrowing hereunder will be used by it for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

         3.08     Investment Company Act.  The Company is not an "investment
                  ----------------------
company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.09 Securities Acts. The Company has not issued any unregistered
              ---------------
securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

         3.10 Other Governmental Regulation. Neither the Company nor any of the
              -----------------------------
Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act or to any Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

         3.11 Consents, etc. No consent, approval, authorization of, or
              -------------
registration, declaration or filing with any governmental authority (except for a disclosure the Parent may make in periodic securities filings) is required on the part of the Company in connection with the execution and delivery of this Agreement, the Notes, the Side Letters or the Security Documents (other than filings to perfect the Security Interest) or the performance of or compliance with the terms, provisions and conditions hereof.

         3.12 ERISA. No fact or circumstance, including but not limited to any
              -----
Reportable Event, exists in connection with any Plan of the Company which is guaranteed by PBGC which might constitute grounds for the termination of any such Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. The Company has no knowledge of any event which could result in a liability of the Company or any Affiliate or Subsidiary to PBGC. For purposes of this representation and warranty, the Company shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA.

         3.13 Principal Office, etc. The principal office, chief executive
              ---------------------
office and principal place of business of the Company is at 3600 South Yosemite Street, Denver, Colorado 80237.

         3.14     No Default.  The Company is not in default under any loan
                  ----------
agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its property is bound.

         3.15 Full Disclosure. There is no material fact that the Company has
              ---------------
not disclosed to the Agent and the Banks which could adversely affect the properties, business, prospects or financial condition of the Company or could adversely affect the Collateral or the Company's servicing rights with respect to the Servicing Portfolio or any portion thereof. Neither the financial statements referred to in Section 3.04, nor any borrowing request, Confirmation of Borrowing/Paydown, officer's certificate or statement delivered by the Company to the Agent or any Bank contains any untrue statement of material fact.

         3.16 Year 2000. The Company has reviewed and assessed its business
              ---------
operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by the Company, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). The Company reasonably believes that the year 2000 problem will not result in a material adverse change in the Company's business condition (financial or otherwise), operations, properties or prospects or ability to repay the Banks. The Company will promptly deliver to the Agent such information relating to this representation as the Agent may request from time to time.

         3.17 Survival of Representations. All representations and warranties by
              ---------------------------
the Company herein shall survive delivery of the Notes and the making of the Loans and Advances, and any investigation at any time made by or on behalf of the Agent or any Bank shall not diminish the right of the Agent or any Bank to rely thereon.

         Section 4         COMPANY'S COVENANTS.
                           -------------------

         From the date hereof and until the Termination Date and thereafter until the Commitments are terminated and the Aggregate Outstandings and other liabilities of the Company under any Loan Document are paid in full, the Company agrees that, unless the Required Banks shall otherwise consent in writing, it will:

         4.01 Financial Statements and Other Reports. Furnish to the Agent and
              --------------------------------------
the Banks (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company and the Subsidiaries consisting of a statement of income and reconciliation of capital accounts of such year and related balance sheets as of year-end, setting forth in each case in comparative form the corresponding figures for the preceding year, prepared in conformity with GAAP, applied on a basis consistent with that of the preceding year, certified, without qualification, by the accounting firm of Ernst & Young LLP or by any other independent certified public accountants reasonably satisfactory to the Banks; (b) as soon as available and in any event within 30 days after the end of each monthly accounting period of the Company, a copy of the unaudited financial statements of the Company and the Subsidiaries as of the end of each such period, prepared in conformity with GAAP (but without footnotes and subject to normal year-end adjustments) consisting of a balance sheet and a statement of income and surplus for the period from the beginning of the current fiscal year to the end of such accounting period, certified by the chief financial officer or chief accounting officer of the Company on behalf of the Company; (c) as soon as available and in any event within 100 days after the end of each fiscal year of the Parent, a copy of the audited consolidated financial statement of the Parent and its consolidated subsidiaries, including the opinion of the accounting firm of Ernst & Young LLP or of any other independent certified public accountants reasonably satisfactory to the Banks, and a copy of the 10-K report filed by the Parent with the Securities and Exchange Commission for such fiscal year; (d) as soon as available and in any event within 60 days after the close of each quarterly accounting period in each fiscal year of the Parent, a copy of the 10-Q report filed by the Parent with the Securities and Exchange Commission for such quarter; (e) as soon as available and in any event within 20 days after the end of each month, a certificate in the form of Schedule 4.01(e) hereto ("Borrowing Base/Compliance Certificate"), prepared as of the last Business Day of such month; (f) as soon as available and in any event within 30 days after the end of each calendar month a servicing/delinquency report prepared as of the end of such month and showing with respect to the Servicing
Portfolio: the number of Mortgage Loans (including Mortgage Loans subject to Mortgage-backed Securities) included therein, the total principal amount thereof, Investor type, geographic concentration, weighted average coupon, weighted average maturity, weighted average servicing fee, delinquency status and foreclosure experience; (g) within five Business Days after the end of each calendar month, an Inventory/Pipeline Report satisfactory to the Required Banks;
(h) promptly upon their becoming available, copies of all audit reports prepared for FNMA, GNMA or FHLMC with respect to the Company or any subservicer of the Company; (i) as promptly as practicable (but in any event not later than five

Business Days) after the President, Vice President-Finance or Treasurer of the Company obtains actual knowledge of the occurrence of any Event of Default or Unmatured Event of Default, notice of such occurrence, together with a detailed statement by an officer of the Company on behalf of the Company of the steps being taken by the Company to cure the Event of Default or Unmatured Event of Default; and (j) from time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of the Company as the Agent or any Bank may reasonably request.

         4.02 Corporate Existence. Maintain its corporate existence in good
              -------------------
standing under the laws of the State of Colorado, maintain the corporate existence of each Subsidiary in good standing under the laws of the respective jurisdiction of its incorporation, and maintain its and each Subsidiary's right to transact business in each jurisdiction where its assets or the nature of its activities makes such qualification necessary.

         4.03 Taxes. Duly and punctually pay all taxes, assessments and
              -----
governmental charges or levies imposed on it or on its income or profits or on any of its properties prior to the date on which penalties attach thereto (except insofar as contested in good faith by appropriate proceedings, and adequate reserves are maintained therefor in accordance with GAAP) and cause the Subsidiaries to do likewise.

         4.04 Insurance. Maintain or require to maintain, and cause each
              ---------
Subsidiary to maintain or require to maintain, in full force and effect (a) an adequate errors and omissions insurance policy, (b) such other insurance coverage by financially sound and respectable insurers, on all properties of a character usually insured by organizations engaged in the same or similar business (including, without limitation, all real property covered by mortgages, deeds of trust or similar security deeds securing Mortgage Loans owned by the Company to the extent normally required by prudent mortgagees) against loss or damage of a kind customarily insured against by such organizations, (c) adequate public liability insurance against tort claims which may be asserted against the Company, and (d) a mortgage bankers blanket bond insurance policy in an amount customarily maintained by organizations engaged in the same or similar business and under similar circumstances as the Company.

         4.05 Litigation. Give prompt written notice to the Agent and the Banks
              ----------
of any litigation or governmental proceeding pending or, to its actual knowledge, threatened against the Company or any Subsidiary which (i) involves an uninsured claim of over $500,000 or (ii) if adversely determined, may have a material adverse effect on the business or condition (financial or other) affairs or operations of the Company or any Subsidiary.

         4.06 Access to Books and Inspection. Upon application by the Agent or
              ------------------------------
any Bank, give any representative of the Agent or such Bank access during normal business hours to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in the possession of the Company or under its control relating to its affairs, and to inspect any of the properties of the Company.

         4.07     Debt.  Not incur, assume or permit to exist, or allow any
                  ----
Subsidiary to incur or permit to exist, any Indebtedness, except:

                  (a)      borrowings under the Notes;

                  (b) current liabilities (other than Indebtedness for borrowed money), not overdue unless contested in good faith, incurred by the Company or a Subsidiary in the ordinary course of business;

                  (c)      Indebtedness secured by Liens permitted under Section
         4.08;

                  (d)      Guarantees permitted under Section 4.09; and

                  (e) Indebtedness under hedging transactions with respect to Mortgage Loans and Mortgage-backed Securities owned by the Company or such Subsidiary and Indebtedness under reverse repurchase agreements entered into with Investors in the normal course of the Company's business.

         4.08 Liens. Not create or permit to exist, or allow any Subsidiary to
              -----
create or permit to exist, any Lien with respect to any assets (including, without limitation, servicing rights with respect to the Servicing Portfolio) now owned or hereafter acquired by the Company or any Subsidiary except:

                  (a)      the Security Interest;

                  (b) materialmen's, mechanics', suppliers', tax or warehousemen's liens, statutory liens of landlords and other like liens arising in the ordinary course of business securing obligations which are not yet due and payable or which are being contested in good faith by appropriate proceedings;

                  (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of statutory obligations, surety or appeal bonds, bids, leases, performance and return of money bonds and similar obligations (exclusive of obligations for the payment of borrowed money);

                  (d) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in titles thereto which do not materially impair their use in the operation of its business;

                  (e) Liens on Mortgage-backed Securities which secure the repurchase obligations of the Company or any Subsidiary to brokers with respect to such Mortgage-backed Securities;

                  (f) lease purchase liens in an aggregate amount less than $1,000,000; and

                  (g)      existing Liens described in Schedule 4.08 hereto.

         4.09 Guarantees. Not, and not allow any Subsidiary to, enter into any
              ----------
Guarantee or endorse, assume, become surety for, indemnify or otherwise in any way become or be responsible for the obligations of any other Person except Guarantees of, or letters of credit issued by, the Company guaranteeing or supporting the obligations of its Affiliates in the residential home development business in an aggregate amount not exceeding $10,000,000 at any time outstanding, provided that no Event of Default or Unmatured Event of Default shall exist upon or immediately after the issuance by the Company of any such Guarantee or letter of credit.

         4.10 Leases. Not, and not allow any Subsidiary to, enter into or permit
              ------
to exist any arrangement involving the leasing from any lessor of real or personal property (or any interest therein) except under:

                  (a) leases of automobiles, office furniture and equipment, and computer and related equipment used in the ordinary course of business of the Company and the Subsidiaries; and

                  (b) leases of offices occupied by the Company or any Subsidiary.

         4.11 Merger, etc. Not, and not permit any Subsidiary to, (a) sell,
              -----------
transfer or otherwise dispose of all or any substantial part of its assets to any other Person except in the ordinary course of business or (b) merge or consolidate into or with any corporation except that any Subsidiary may merge or consolidate with or be liquidated into the Company (provided that the Company is the surviving entity) or may merge or consolidate with another Subsidiary and except as the Required Banks may otherwise consent in writing, which consent will not be unreasonably withheld.

         4.12 Net Worth. Not at any time permit (a) Consolidated Tangible Net
              ---------
Worth to be less than Minimum Consolidated Tangible Net Worth, or (b) Adjusted Consolidated Tangible Net Worth to be less than $13,000,000.

         4.13     Leverage Ratio.  Not permit the Leverage Ratio to exceed 8 to
                  --------------
1 at any time.

         4.14 ERISA Contributions. At all times, make prompt payment of
              -------------------
contributions required to meet the minimum funding standards set forth in ERISA with respect to any Plan.

         4.15 VA Guaranties and FHA Insurance. Not, and not permit any
              -------------------------------
Subsidiary to, commit or suffer to be committed any act which would invalidate the guaranty of the VA or the insurance by the FHA or cause any impairment to the validity of or priority of the lien securing any Mortgage Loan pledged to the Banks under the Pledge and Security Agreement.

         4.16 Maintenance of Qualifications. Not, and not permit any Subsidiary
              -----------------------------
to, commit or suffer to be committed any act which either (a) would adversely affect its eligibility to participate as an FHA-approved mortgagee, as an approved lender under the VA loan guaranty program, as an approved seller-servicer of mortgage notes to FNMA and to FHLMC in the FHLMC regions in which it operates, or its eligibility to issue Mortgage-backed Securities or to service the mortgage pools formed with respect to Mortgage-backed Securities or
(b) results in a loss of such eligibility.

         4.17 Servicing Portfolio. Not, and not permit any Subsidiary to, commit
              -------------------
or suffer to be committed any act which would constitute a material breach of any material contract to which the Company now is or hereafter becomes a party under which the Company is obligated to service Mortgage Loans for another Person.

         4.18 Dividends, etc. Not declare, pay or make any dividend or
              --------------
distribution on any shares of capital stock of any class of the Company other than dividends or distributions payable in stock of the Company, or apply any funds, properties or assets to the purchase, redemption or other retirement of any shares of capital stock of the Company; provided, however, that (a) the Company may pay dividends with respect to any fiscal year in an aggregate amount not to exceed 50% of Consolidated Net Earnings (if positive) for such fiscal year, determined as of the last day of such fiscal year based on the audited consolidated financial statements for such fiscal year and payable after such audited consolidated financial statements have been furnished to the Banks in accordance with Section 4.01(b), but only if no Event of Default or Unmatured Event of Default exists or would exist immediately after giving effect to the payment of such dividend, and (b) the Company may pay a one-time only dividend in the amount of $12,000,000 during its fiscal year ending December 31, 1999, but only if no Event of Default or Unmatured Event of Default exists or would exist immediately after giving effect to the payment of such dividend, which dividend shall be in addition to any dividend permitted for such fiscal year under clause (a) of this Section 4.18, and (c) if such dividend has not been paid on or prior to the Effective Date, the Company may pay a one-time dividend in the aggregate amount of $5,000,000 during its fiscal year ending December 31, 2002, but only if no Event of Default or unmatured Event of Default exists or would exist immediately after giving effect to the payment of such dividend, which dividend should be in addition to any dividend permitted for such fiscal year under clause (a) of this Section 4.18.

         4.19 Compliance with Laws. Comply with the requirements of all
              --------------------
applicable laws, rules, regulations and orders of any governmental authority, a breach of which might materially adversely affect its business, affairs, properties, financial condition or ability to obtain credit except where contested in good faith and by appropriate proceedings.

         4.20 Collateral. (i) Defend the right, title, and interest of the Agent
              ----------
and the Banks in the Collateral against the claims and demands of all Persons;
(ii) not amend, modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Collateral in a manner which would materially adversely affect the interests of the Agent and the Banks; and (iii) not sell, assign, transfer, or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber, any of the Collateral or any interest therein except in a manner whereby the Agent alone would be entitled to receive the proceeds therefrom.

         4.21     Material Adverse Change.  Not create, permit to occur or
                  -----------------------
suffer to exist any material adverse change in its condition or operations.

         4.22     Investments.  Not, and not permit any Subsidiary to, directly
                  -----------
or indirectly, make or own any Investment in any Person, except:

                  (a) Investments in (i) certificates of deposit and bankers acceptances issued by, and time deposits on deposit with, a Bank or any other domestic commercial bank which has, or the holding company of which has, a long-term debt rating of at least AA" from either Standard & Poor's Corporation or Moody's Investors Service, Inc., or a short-term debt rating of at least AA-1" from Standard & Poor's Corporation or AP-1" from Moody's Investors Service, Inc., in each case having a maturity not exceeding 90 days from the date of issuance thereof, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 90 days from the date of acquisition thereof, and (iii) commercial paper maturing no more than 90 days from the date of creation thereof and which is rated at least AA-1" by Standard & Poor's Corporation or at least AP-1" by Moody's Investors Service, Inc.;

                  (b) Mortgage Loans and Mortgage-backed Securities acquired, in each case, in the ordinary course of business;

                  (c) repurchase agreements fully collateralized by Investments of the types described in Sections 4.22(a) and/or 4.22(b);

                  (d) money market and cash accounts which are invested entirely in Investments of the types described in Sections 4.22(a) and/or 4.22(b) above;

                  (e) securities or evidences of indebtedness of others acquired by the Company in settlement of accounts receivable or other debts arising in the ordinary course of business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition of the Company or any Subsidiary;

                  (f) loans and advances to employees, officers and directors of the Company or any Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $100,000;

                  (g) Investments of the Company in Subsidiaries in an aggregate amount not exceeding $1,000,000 at any time outstanding; and

                  (h) loans, advances or extensions of credit to the Parent or any of its Affiliates if no Event of Default or Unmatured Event of Default exists or would exist immediately after giving effect to the making of any such loan, advance or extension of credit.

         4.23 Transactions with Affiliates. Not, and not permit any Subsidiary
              ----------------------------
to, enter into any transactions, including, without limitation, any purchase, sale, lease or exchange of property or services with or the incurring of any Indebtedness to any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of business and are upon fair and reasonable terms.

         4.24 Independence of Covenants. All covenants hereunder shall be given
              -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

         Section 5         CONDITIONS PRECEDENT.
                           --------------------

         5.01 Effectiveness. This Agreement shall not become effective until,
              -------------
and shall become effective when, each of the following conditions precedent shall have been satisfied:

                  (a) The Agent shall have received the following, in form and substance satisfactory to the Banks:

                           (i) This Agreement, duly executed by the Company and each Bank.

                           (ii) The Pledge and Security Agreement, duly executed
                  by the Company, the Collateral Agent and each Bank.

                           (iii) The Notes, duly executed by the Company, which
                  shall constitute amendments and restatements of the Existing Notes.

                           (iv) A Uniform Commercial Code financing statement or
                  statements prepared for filing in all appropriate filing offices and duly executed by the Company.

                           (v) A copy of the resolutions of the Board of
                  Directors of the Company authorizing the execution, delivery and performance of this Agreement, the other Loan Documents and the borrowing hereunder, certified by the Secretary or an Assistant Secretary of the Company on behalf of the Company, together with such other documents as the Agent or the Banks shall reasonably request.

                           (vi) A certificate, signed by the Secretary or an
                  Assistant Secretary of the Company on behalf of the Company, as to the incumbency and signatures of the person or persons authorized to execute and deliver this Agreement and the other Loan Documents.

                           (vii) A favorable written opinion of counsel to the
                  Company, addressed to the Bank and covering the matters set forth in Schedule 5.01(a)(x) hereto.

                  (b) All legal matters incident hereto and to the satisfaction of the foregoing conditions precedent shall be reasonably satisfactory to counsel to the Banks.

         5.02     Each Extension of Credit.  The obligations of the Banks to
                  ------------------------
make the Loans are subject to the following further conditions precedent that at each time the Banks are requested to make Loans:

                  (a) no Event of Default and no Unmatured Event of Default shall have occurred and be continuing or will exist upon the making of the requested Loans; and

                  (b)      the representations and warranties contained in
         Section 3 hereof and in Section 5 of the Pledge and Security Agreement shall be true and correct in all material respects with the same force and effect as if made on and as of the date of such request.

         Section 6         EVENTS OF DEFAULT; REMEDIES.
                           ---------------------------

         6.01 Events of Default. The occurrence of one or more of the following
              -----------------
events shall constitute an "Event of Default" if not cured within the applicable notice and grace periods specified, if any:

                  (a) Default for one Business Day in the payment when due of any principal of a Bank's Note, except upon maturity, in which case default in the payment when due of such principal of a Note; or

                  (b) Default for five Business Days in the payment when due of interest on a Bank's Note; or

                  (c) Default in the performance of the Company's covenants contained in Sections 4.07, 4.08, 4.09, 4.11, 4.18, 4.20, 4.22 or 4.23
         or in the Pledge and Security Agreement; or

                  (d) Default by the Company in the performance of any other covenant contained herein or in any Loan Document (and not constituting a default under Sections 6.01(a), 6.01(b) or 6.01(c)) which shall remain unremedied for 15 days after the earliest of (i) the date on which the Agent, at the request of any Bank, gives written notice of such default to the Company, (ii) the date on which the Company gives written notice of such default to the Agent or (iii) the latest date by which the Company is required to give notice of such default to the Agent and the Banks pursuant to Section 4.01(i); or

                  (e) Any warranty made by the Company herein is untrue in any material respect, or any certificate, schedule, statement, report, notice or writing furnished by or on behalf of the Company to a Bank, the Agent or the Collateral Agent is untrue in any material respect on the date as of which the facts set forth therein are stated or certified; or

                  (f) Any creditor or representative of any creditor of the Company or any Subsidiary shall become entitled to declare any Indebtedness in excess of $250,000 owing on any bond, debenture, note or other evidence of indebtedness for borrowed money of the Company or such Subsidiary to be due and payable prior to its expressed maturity, whether or not such Indebtedness is actually declared to be immediately due and payable, or any such Indebtedness becomes due and payable prior to its expressed maturity by reason of any default by the Company, or any Subsidiary in the performance or observance of any obligation or condition and such default shall not have been effectively waived or shall not have been cured within any grace period allowed therefor or any such Indebtedness shall have become due by its terms and shall not have been promptly paid or extended; or

                  (g) Any creditor or representative of any creditor of the Parent shall declare any Indebtedness of the Parent owing on any bond, debenture, note or other evidence of indebtedness for borrowed money in excess of $5,000,000 (other than Indebtedness which by its terms is without recourse to the Parent) to be due and payable prior to its expressed maturity by reason of any default by the Parent in the performance or observance of any obligation or condition and such default shall not have been effectively waived or shall not have been cured within any grace period allowed therefor or any such Indebtedness shall have become due by its terms and shall not have been promptly paid or extended; or

                  (h) The Company, any Subsidiary or the Parent becomes insolvent or generally does not pay its debts as they become due or applies for, consents to, or acquiesces in the appointment of a trustee or receiver of the Company, such Subsidiary or the Parent or any of their respective property; or, in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for the Company, any Subsidiary or the Parent or for a substantial part of their respective property and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law is instituted by or against the Company, any Subsidiary or the Parent, and if instituted against the Company, any Subsidiary or the Parent is consented to or acquiesced in by the Company, such Subsidiary or the Parent or remains for 60 days unstayed or undismissed; or

                  (i) Any dissolution or liquidation proceeding (other than as permitted by this Agreement) is instituted by or against the Company, any Subsidiary or the Parent and, if instituted against the Company, any Subsidiary or the Parent, is consented to or acquiesced in by the Company, such Subsidiary or the Parent or remains for 60 days unstayed or undismissed; or

                  (j) Any material adverse change in the condition of the Company, financial or otherwise which has not been cured, corrected or remedied to the reasonable satisfaction of the Required Banks within fifteen (15) days after the Agent, at the direction of the Required Banks, shall have given the Company written notice of the occurrence thereof; or

                  (k) Any Reportable Event or any other fact or circumstance, which the Required Banks determine in good faith constitutes grounds for the termination of any Plan of the Company or any Subsidiary by PBGC or for the appointment by an appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing 60 days after written notice of such determination shall have been given to the Company by the Agent, at the direction of the Required Banks, or any Plan of the Company or any Subsidiary shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan of the Company, or PBGC shall institute proceedings to terminate any Plan of the Company or any Subsidiary or to appoint a trustee to administer any such Plan and, upon the occurrence of any of the foregoing, the aggregate amount of the vested unfunded liability under all such Plans exceeds Two Hundred Fifty Thousand Dollars ($250,000) and such liability is not covered by insurance.

         6.02 Remedies. If any Event of Default described in Sections 6.01(h) or
              --------
6.01(i) shall occur, the Commitments shall immediately terminate and the principal of and accrued interest on the Notes shall become immediately due and payable all without further notice of any kind. If any other Event of Default shall occur, the Agent, at the direction of the Required Banks, may terminate the Commitments and may declare the principal of and accrued interest on the Notes to be immediately due and payable, whereupon the Commitments shall terminate immediately and the Notes shall become immediately due and payable, all without further notice of any kind.

         Section 7         THE AGENT.
                           ---------

         7.01 Appointment and Authorization. Each Bank appoints and authorizes
              -----------------------------
the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and under the other Loan Documents and nothing herein contained shall be deemed to create a fiduciary relationship among or between the Agent, the Company or the Banks.

         7.02 Note Holders. The Agent may treat the payee of any Note as the
              ------------
holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Agent.

         7.03     Consultation With Counsel.  The Agent may consult with legal
                  -------------------------
counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         7.04 Documents. The Agent shall not be under a duty to examine into or
              ---------
pass upon the validity, effectiveness, genuineness or value of the Notes, the Loan Documents or any other instrument or document furnished pursuant thereto or thereunder, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         7.05 Agent and Affiliates. With respect to its Commitment and the Loans
              --------------------
and Advances made by it in its capacity as a Bank, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Agent consistent with the terms thereof, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary as if it were not the Agent.

         7.06 Action by Agent. The Agent shall be entitled to use its discretion
              ---------------
with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Loan Documents. The Agent shall incur no liability under or in respect of this Agreement or any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

         7.07 Credit Analysis. Each Bank has made, and shall continue to make,
              ---------------
its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Company, in connection with the making of its Commitment and has made its own appraisal of the creditworthiness of the Company. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the Effective Date or at any time thereafter.

         7.08 Notices of Event of Default, etc. In the event that any Bank shall
              --------------------------------
have acquired actual knowledge of any Event of Default or Unmatured Event of Default, such Bank shall promptly give notice thereof to the Agent and the other Banks. Upon receipt from any Bank of a request that the Agent give notice to the Company of the occurrence of an Event of Default or Unmatured Event of Default under Section 6, the Agent shall promptly forward such request to the other Banks and will take such action and assert such rights under this Agreement and the other Loan Documents as the Required Banks shall direct in writing.

         7.09 Indemnification. Each Bank agrees to indemnify the Agent (to the
              ---------------
extent not reimbursed by the Company), ratably according to its Percentage of the Aggregate Commitment Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the Loan Documents or any action taken or omitted by the Agent under this Agreement or the Loan Documents provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         7.10 Payments. All payments of principal of the Notes and all other
              --------
funds received by the Agent in respect of any payments made by the Company pursuant to this Agreement, the Notes or the other Loan Documents (other than payments of interest payable on the Banks' Notes, payments of agent fees made to the Agent under its Side Letter, payments of additional interest or deficiency fees made to the Banks pursuant to Section 2.08(b) and the provisions of any Side Letter) shall be distributed forthwith by the Agent (in like currency and funds and on the same day received, provided that any such payment is received by the Agent prior to 12:00 noon (Minneapolis time) on such day) to the Banks ratably in accordance with each Bank's Percentage of the Aggregate Outstandings and in like currency and funds and on the same day as received.

         7.11 Sharing of Payments. If any Bank shall receive and retain any
              -------------------
payment during the persistence of an Event of Default or Unmatured Event of Default, whether by setoff, application of deposit balance or security, or otherwise, in respect of indebtedness under this Agreement or the Notes in excess of such Bank's share based on its Percentage of the Aggregate Outstandings, then such Bank shall purchase from the other Banks for cash and at face value and without recourse, such participation in the Notes held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Bank shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank agrees to exercise any and all rights of setoff, counterclaim or bankers' lien first fully against any such Notes and participations therein held by such Bank, and only then to any other indebtedness of the Company to such Bank.

         7.12 Advice to Banks. The Agent shall forward to the Banks copies of
              ---------------
all notices, financial reports and other communications received from the Company hereunder. In addition, the Agent will provide monthly collateral and collateral aging reports to each of the Banks.

         7.13     Resignation and Removal.
                  -----------------------

                  (a) The Agent may resign at any time by giving 30 days written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which successor Agent shall (unless an Event of Default has then occurred and is continuing) be reasonably acceptable to the Company. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of its resignation, then the retiring Agent may, on behalf of the Banks, appoint an Agent or custodian which shall be a Banks or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 and which shall be reasonably acceptable to the Company (unless an Event of Default has occurred and is continuing). Any such resignation shall be effective upon the appointment of a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations, under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as the Agent, the provisions of this
         Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent under this Agreement and any other Loan Document.

                  (b) If the Agent is placed in receivership or conservatorship or ceases to be eligible to serve as depository or document custodian on behalf of FNMA, FHLMC or GNMA, the Required Banks (excluding the Agent in its capacity as a Bank) shall have the right to remove the Agent upon written notice to the Agent. Upon submission of such notice, such Required Banks may designate a successor agent.

         Section 8         MISCELLANEOUS.
                           -------------

         8.01 Non-Waiver. No failure on the part of the Agent or the Banks to
              ----------
exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         8.02 Notices. Except as otherwise specifically provided for herein, all
              -------
notices and other communications provided for herein shall be by telex, telecopier, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the address specified on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. All notices and other communications hereunder shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt thereof as conclusively evidenced by the signed receipt therefor, in each case given or addressed as aforesaid.

         8.03     Expenses; Indemnification.
                  -------------------------

                  (a)      Expenses. The Company agrees to pay: (i) the
                           --------
         reasonable fees and expenses of counsel for the Agent and the Banks in connection with the preparation, execution and delivery of this Agreement, the Notes and the other Loan Documents and in connection with the Loans hereunder, whether or not any Loan is made hereunder,
         (ii) the reasonable fees and expenses of counsel for the Agent and the Banks in connection with any amendment, modification or waiver of any of the terms of this Agreement, the Notes and the other Loan Documents and (iii) all reasonable costs and expenses of the Agent and the Banks (including reasonable counsels' fees) in connection with the enforcement of this Agreement, the Notes and the other Loan Documents.

                  (b)      Indemnification.
                           ---------------

                           (i) The Company will indemnify and hold harmless the
                  Agent and each Bank, the Agent's and each Bank's directors, officers, employees, agents and attorneys and each Person, if any, who is deemed to control the Agent or any Bank (any and all of whom are referred to as the "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several (including all losses, claims, damages and liabilities resulting from the negligence, but not the gross negligence of such Indemnified Party, and including all legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable Federal, state or local law or otherwise caused by or arising out of, or allegedly caused by or arising out of, this Agreement or any transaction contemplated hereby, except for losses, claims, damages or liabilities resulting from the gross negligence, willful misconduct or fraud of such Indemnified Party or the failure of such Indemnified Party to fulfill its obligations under this Agreement.

                           (ii) Promptly after receipt by an Indemnified Party
                  of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding, provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 8.03(b) with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable, provided that the Company shall not be obligated to pay for the fees and expenses of more than one counsel for all Indemnified Parties in respect of a particular controversy. In the event an Indemnified Party appears as a witness in any action or proceeding brought against the Company or any of its Subsidiaries (or any of its officers, directors or employees) in which an Indemnified Party is not named as a defendant, the Company agrees to reimburse such Indemnified Party for all expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness.

         8.04 Taxes. The Company agrees to pay, and save the Agent, the
              -----
Collateral Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes and the Security Documents, which obligation of the Company shall survive the termination of this Agreement.

         8.05     Amendments, Etc.
                  ---------------

                  (a) Except as provided in Sections 8.05(b) and 8.05(c), no amendment or waiver of any of the provisions of this Agreement, the Notes or the Loan Documents, nor any consent to any departure by the Company from the provisions hereof or thereof, shall be effective unless the same shall be in writing and signed by the Required Banks, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all of the Banks, do any of the following: (i) waive any of the conditions specified in Section 2, (ii) increase the Commitment Amounts of the Banks, except as provided in Sections 8.05(b) and 8.05(c), or subject the Banks to any additional obligations, (iii) reduce the principal of, or interest on the Notes or any fees payable to the Banks hereunder, (iv) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes or any fees payable to the Banks hereunder, (v) change the Percentage of the Aggregate Commitment Amount or the Percentage of the Aggregate Outstandings as to any Bank, except as provided in Sections 8.05(b) and 8.05(c), or the number or identity of the Banks which shall be required for the Banks or any of them to take any action hereunder, (vi) amend this Section 8.05, Section 2.08(b), Section 6, Section 8.06 or Exhibit A hereto, (vii) release any Collateral, except as is provided in Sections 9 and 10 of the Pledge and Security Agreement, (viii) amend the definitions of "Collateral" set forth in the Pledge and Security Agreement, or (ix) permit the release of Collateral not otherwise permitted to be released under the terms of the Loan Documents as constituted prior to such amendment; and provided, further, that no such amendment, waiver or consent shall, unless in writing and signed by the Agent, and, if applicable, the Collateral Agent, in addition to the Banks required hereinabove to take such action, affect the rights or duties of the Agent or the Collateral Agent under this Agreement, any Note or the other Loan Documents.

                  (b) From time to time, so long as no Event of Default is then continuing, the Company may agree, with the prior written consent of the Agent, to add a bank chartered under the laws of the United States or any State thereof, an insurance company, another lender or a mutual fund (a "New Bank") as a "Bank" under this Agreement with a Commitment, for the purpose of increasing the aggregate amount of the Commitments; provided, however, that upon giving effect to any such new Commitment, the Commitment Amount of the New Bank shall not be less than $10,000,000; and provided, further, that the aggregate Commitment Amounts, after giving effect to any such increase, shall not exceed $175,000,000. The Company, the Agent and each New Bank shall agree on the date as of which the New Bank's Commitment Amount shall become effective, and each New Bank shall execute and deliver an instrument in the form prescribed by the Agent to evidence its agreement to be bound by this Agreement and the other Loan Documents. Upon the effective date of the inclusion of a New Bank as a lender under this Agreement, the Agent shall deliver to the Company and each of the Banks a revised
         Schedule 1.01(b) reflecting the revised aggregate Commitment Amounts and the Company shall execute and deliver to the New Bank a Note in the amount of the New Bank's Commitment Amount. Any reallocation of Loans outstanding on the date that the New Bank's Commitment Amount shall become effective necessitated by the addition of the New Bank as a Bank under this Agreement shall be effected on and as of such date by the purchase and sale among the Banks of the Obligations outstanding on such date.

                  (c) From time to time, so long as no Event of Default is then continuing, the Company may agree, with the prior written consent of the Agent, to permit a Bank to permanently or temporarily increase its Commitment Amount for the purpose of increasing the aggregate amount of the Commitments; provided, however, that the aggregate Commitment Amounts, after giving effect to any such increase, shall not exceed $175,000,000. The Company, the Agent and each Bank increasing its Commitment Amount shall agree on the date as of which the increased Commitment Amount shall become effective and, if such increase is a temporary rather than a permanent increase, the date on which that increase shall terminate (the "Temporary Increase Termination Date"). Upon the effective date of an increase in any Bank's Commitment Amount under this Agreement, the Agent shall deliver to the Company and each of the Bank's a revised Schedule 1.01(b) reflecting the revised aggregate Commitment Amounts and the Company shall execute and deliver to the Bank increasing its Commitment Amount a Note in the amount of such Bank's increased Commitment Amount. Any reallocation of Loans outstanding on the date that an increase in a Bank's Commitment Amount shall become effective shall be effected on and as of such date by the purchase and sale among the Banks of the Loans outstanding on such date. If an increase in a Bank's Commitment Amount was a temporary rather than a permanent increase, the Company shall, on the Temporary Increase Termination Date, repay the Loans by the amount by which the outstanding principal balance of all Loans on such date exceeds the sum of the Commitment Amounts, after giving effect to the termination of such temporary increase. Notwithstanding the existence of any Event of Default or Unmatured Event of Default or any other failure to satisfy the conditions pursuant to Warehousing Loans under this Agreement, each of the Banks (other than the Bank that temporarily increased its Commitment Amount) shall make Warehousing Loans on such date in the amount, if any, required to increase its outstanding Warehousing Loans to its Percentage of the Aggregate Commitment Amount, and shall deliver the proceeds of such Warehousing Loans to the Agent. The Agent shall distribute to the Bank that temporarily increased its Commitment Amount on such date, out of any payments made by the Company as set forth above and the proceeds of Warehousing Loans made by the other Banks as set forth above, the amount required to reduce such Bank's outstanding Warehousing Loans to its Percentage of the Aggregate Commitment Amount.

         8.06     Successors and Assigns; Disposition of Advances; Transferees.
                  ------------------------------------------------------------

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks.

                  (b) Any Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of its Notes and the Loans made by such Bank (each such interest so disposed of being herein called a "Transferred Interest") to banks or other entities which meet the minimum financial rating requirements established by FNMA, FHLMC and GNMA for custodial depositories that are FDIC-insured ("Transferees"). Without in any way limiting the rights of Transferees hereunder, the Company agrees that each Transferee shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19 and 2.20 to the extent of its Transferred Interest as if it were the "Bank" which has made Loans in an aggregate amount equal to such Transferred Interest. The Company agrees that each Transferee may exercise any and all rights of banker's lien, setoff as provided in Section 2.12 and counterclaim available pursuant to law with respect to its Transferred Interest as fully as if such Transferee were a direct lender to the Company.

                  (c) Each Bank may pledge any portion of its Note for security purposes to any Federal Reserve Bank.

         8.07 Confidentiality. Any information which the Agent or any Bank
              ---------------
receives from the Company which is designated proprietary or confidential at the time of receipt thereof by the Agent or such Bank shall not be disclosed by the Agent or such Bank to any other Person, if such information is not otherwise in the public domain, other than (a) to its independent accountants and legal counsel, (b) pursuant to statutory or regulatory requirements, (c) pursuant to any mandatory court order or (d) to any Transferee or prospective Transferee and to the independent accountants and legal counsel of any such Transferee or prospective Transferee.

         8.08 Survival. The obligations of the Company under Sections 2.09,
              --------
2.16, 2.18 and 8.03 shall survive the repayment of the Notes and the termination of the Commitments; provided, however, that the obligations of the Company under Sections 2.16 and 2.18 shall survive only with respect to the payment of compensation for increased costs, reduction in amounts received or receivable or reduced return attributable to periods prior to the repayment of the Notes and the termination of the Commitments.

         8.09 Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         8.10 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY,
              -------------
AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the Notes and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or the Notes or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and the Notes and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

         8.11     WAIVER OF JURY TRIAL; JURISDICTION.
                  ----------------------------------

                  (a) THE COMPANY, BY ITS EXECUTION AND DELIVERY HEREOF, AND EACH OF THE AGENT AND THE BANKS, BY THEIR ACCEPTANCE HEREOF, HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  (b) THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY MINNESOTA STATE OR FEDERAL COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE LOAN DOCUMENTS. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE

         MAINTENANCE OF SUCH ACTION OR PROCEEDING. NOTHING IN THIS SECTION 8.11(b) SHALL AFFECT THE RIGHT OF THE AGENT AND THE BANKS TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         8.12 Highest Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of the Company on each Bank's Note shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank.

         8.13     Section Titles.  The section titles contained in this
                  --------------
Agreement shall be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.

         8.14 Reliance by the Agent and the Banks. All covenants, agreements, representations and warranties made herein by the Company shall, notwithstanding any investigation by the Agent and the Banks, be deemed to be material to and to have been relied upon by the Agent and the Banks and shall survive the execution and delivery of this Agreement.

         8.15 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         8.16 ENTIRE AGREEMENT. THIS AGREEMENT AND ALL LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

         [The remainder of this page is intentionally left blank.]

                                       S-2
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                          HOMEAMERICAN MORTGAGE
                                          CORPORATION


                                           By   /s/ John J. Heaney
                                               --------------------------------
                                                Its   Senior Vice President
                                                      and Treasurer
                                                     --------------------------

                                           Address:

                                           HomeAmerican Mortgage Company
                                           3600 South Yosemite Street
                                           Denver, Colorado  80237
                                           Attention:  John J. Heaney
                                           Telecopier:  (303) 804-7988


                                           U.S. BANK NATIONAL ASSOCIATION



                                           By:  /s/ Edwin D. Jenkins
                                               --------------------------------
                                                Its:   Senior Vice President
                                                      -------------------------

                                           Address:

                                           U.S. Bank National Association
                                           Mortgage Banking Services
                                           BC-MN-H03B
                                           U.S. Bancorp Center
                                           800 Nicollet Mall
                                           Minneapolis, Minnesota  55402-7020
                                           Attention:  Edwin D. Jenkins
                                           Telecopier:  (612) 303-2253

                                           BANK ONE, N.A.
                                           (successor by merger to Bank One,
                                              Texas, N.A.)


                                           By   /s/ Rodney Davis
                                               --------------------------------
                                                Its   Associate Director
                                                     --------------------------

                                           Address:

                                           c/o Bank One, NA
                                           Mail Suite IL1-0098
                                           1 Bank One Plaza
                                           Chicago, IL  60670
                                           Attention:  Rodney Davis
                                           Telecopier:  (312) 732-6222


                                           GUARANTY BANK, F.S.B.


                                           By   /s/ Randall S. Reid
                                               --------------------------------
                                           Its   Randall S. Reid, Vice President
                                                 ------------------------------

                                           Address:
                                           Guaranty Bank, F.S.B.
                                           8333 Douglas Avenue
                                           Dallas, Texas 75225
                                           Attention: Randall S. Reid
                                           Telecopier: (214) 360-1660


                                           COMERICA BANK

                                           By   /s/ Heather D. Hogle
                                               --------------------------------
                                           Its    Heather D. Hogle
                                                  Assistant Vice President
                                                 ------------------------------

                                           Address:
                                           Comerica Tower at Detroit Center
                                           500 Woodward Avenue, MC-3256
                                           Detroit, Michigan 48226
                                           Attention: Heather Hogle
                                           Telecopier: (313) 222-9295


                                     S-2